UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Crossing Boulevard

Framingham, Massachusetts 01702

(Address of principal executive offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2007, our Board of Directors unanimously elected Mary Ann Gray, Ph.D. a director, effective immediately after the close of the meeting. Dr. Gray will serve in the class of directors whose term expires at the 2008 annual meeting of shareholders. The board has not yet determined the board committee or committees on which Dr. Gray will serve, if any.

In exchange for her services, Dr. Gray will be eligible to participate in our current standard compensation arrangements for non-employee directors. Accordingly we issued Dr. Gray an option to purchase 15,000 shares of our common stock, all of which vested upon her election. She will also receive an annual retainer fee of $20,000 and additional committee fees, if applicable, payable in quarterly installments and applicable attendance fees and reimbursement of reasonable expenses incurred in connection with board-related activities. Dr. Gray will also be entitled to indemnification under the terms of our standard form of director indemnification agreement, which is incorporated into this report by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Indemnification Agreement between GTC Biotherapeutics, Inc. and its directors. Filed as Exhibit 10.12 to GTC’s Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 0-21794) and incorporated by reference herein. Such agreements are materially different only as to the signing directors and the dates of execution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated:	December 12, 2007	By:	/s/ Geoffrey F. Cox
Geoffrey F. Cox
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement between GTC Biotherapeutics, Inc. and its directors. Filed as Exhibit 10.12 to GTC’s Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 0-21794) and incorporated by reference herein. Such agreements are materially different only as to the signing directors and the dates of execution.